                                                                  EXHIBIT 10.42










                            ACME METALS INCORPORATED


                          EMPLOYEE STOCK OWNERSHIP PLAN


                       RESTATED EFFECTIVE NOVEMBER 1, 1994

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1
Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

     1.1  Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.3  Company Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.4  Continuous Service . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.5  Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.6  Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.7  Highly Compensated Participant . . . . . . . . . . . . . . . . . .   7
     1.8  Hour of Service. . . . . . . . . . . . . . . . . . . . . . . . . .   8
     1.9  Participant. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     1.10  Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     1.11  Plan Year . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     1.12  Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . .   9
     1.13  Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     1.14  Trust Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     1.15  Year of Service . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE 2
Administrative Committee . . . . . . . . . . . . . . . . . . . . . . . . . .   9

     2.1  Appointment of Administrative Committee. . . . . . . . . . . . . .   9
     2.2  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     2.3  Powers and Duties. . . . . . . . . . . . . . . . . . . . . . . . .  10
     2.4  Immunity of Committee. . . . . . . . . . . . . . . . . . . . . . .  12
     2.5  Claims and Review Procedures . . . . . . . . . . . . . . . . . . .  13

ARTICLE 3
Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

     3.1  Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     3.2  Rights of Spouse . . . . . . . . . . . . . . . . . . . . . . . . .  16
     3.3  Certification of Participation and Compensation to Committee . . .  17
     3.4  Determination of Eligibility . . . . . . . . . . . . . . . . . . .  17
     3.5  Loss of Participation Eligibility with Continued Employment. . . .  17

ARTICLE 4
Company Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

     4.1  Formula. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     4.2  Form of Company Contributions. . . . . . . . . . . . . . . . . . .  19
     4.3  Determination of Contribution. . . . . . . . . . . . . . . . . . .  19
     4.4  Payment of Contributions . . . . . . . . . . . . . . . . . . . . .  19
     4.5  Non-Reversion. . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     4.6  No Contributions by Participants . . . . . . . . . . . . . . . . .  21

                                     - ii -
                                                                            Page
                                                                            ----
ARTICLE 5
Investment of Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

     5.1  In General . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     5.2  Purchases of Company Stock . . . . . . . . . . . . . . . . . . . .  22
     5.3  Suspense Account . . . . . . . . . . . . . . . . . . . . . . . . .  23
     5.4  Sales of Company Stock . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE 6
Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

     6.1  General Requirements . . . . . . . . . . . . . . . . . . . . . . .  24
     6.2  Requirements for an Exempt Loan. . . . . . . . . . . . . . . . . .  24
     6.3  Proceeds of Exempt Loans . . . . . . . . . . . . . . . . . . . . .  26
     6.4  Additional Company Contributions . . . . . . . . . . . . . . . . .  27

ARTICLE 7
Allocations to Participants' Accounts. . . . . . . . . . . . . . . . . . . .  28

     7.1  Participants' Accounts . . . . . . . . . . . . . . . . . . . . . .  28
     7.2  Allocation of Company Stock. . . . . . . . . . . . . . . . . . . .  28
     7.3  Allocation of Other Assets . . . . . . . . . . . . . . . . . . . .  29
     7.4  Allocation of Forfeitures. . . . . . . . . . . . . . . . . . . . .  29
     7.5  Allocation of Dividends on Company Stock . . . . . . . . . . . . .  29
     7.6  Allocation of Increase or Decrease in Net Worth of Trust Assets. .  31
     7.7  Diversification of Certain Participants' Accounts. . . . . . . . .  32
     7.8  Limitations on Annual Additions. . . . . . . . . . . . . . . . . .  34
     7.9  Top-Heavy Provisions . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 8
Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

     8.1  Normal Distribution. . . . . . . . . . . . . . . . . . . . . . . .  40
     8.2  Distribution Upon Death. . . . . . . . . . . . . . . . . . . . . .  41
     8.3  Distribution Upon Termination of Employment. . . . . . . . . . . .  41
     8.4  Payment of Benefits. . . . . . . . . . . . . . . . . . . . . . . .  42
     8.5  Direct Rollovers . . . . . . . . . . . . . . . . . . . . . . . . .  43
     8.6  Payment of Benefits: Incompetency. . . . . . . . . . . . . . . . .  45

                                                                            Page
                                                                            ----

ARTICLE 9
Amendment, Transfer and Termination. . . . . . . . . . . . . . . . . . . . .  45

     9.1 Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     9.2  Transfer of Assets . . . . . . . . . . . . . . . . . . . . . . . .  47
     9.3  Termination: Discontinuance of Contributions . . . . . . . . . . .  48

ARTICLE 10
Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . . . . . .  48

     10.1  Coverage of Employees of Subsidiaries
           and Newly Acquired Facilities . . . . . . . . . . . . . . . . . .  48
     10.2  Participants' Rights, Acquittance . . . . . . . . . . . . . . . .  49
     10.3  Spendthrift Clause. . . . . . . . . . . . . . . . . . . . . . . .  49
     10.4  Delegation of Authority by the Company. . . . . . . . . . . . . .  50
     10.5  Construction. . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     10.6  Gender, Number and Headings . . . . . . . . . . . . . . . . . . .  50
     10.7  Limitation of Liability and Exhaustion
           of Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                            ACME METALS INCORPORATED
                          EMPLOYEE STOCK OWNERSHIP PLAN


     ACME METALS INCORPORATED hereby restates the Acme Metals Incorporated Employee Stock Ownership Plan effective November 1, 1994. The Plan was established effective January 1, 1989 and was amended by Amendments No. 1 through 7. The Plan is intended to enable salaried employees to accumulate an ownership interest in the Company and to provide for their retirement security.

     The Plan is a combination stock bonus and money purchase plan and an employee stock ownership plan within the meaning of the applicable provisions of the Internal Revenue Code.
                                    ARTICLE 1

                                   DEFINITIONS

     1.1 COMMITTEE. The term "Committee" means the administrative committee appointed pursuant to Article 2 below to administer the Plan.

     1.2 COMPANY. The term "Company" means Acme Metals Incorporated, a Delaware corporation, or any successor employer of the Participants covered by the Plan which adopts the Plan with the consent of the Company.

     1.3 COMPANY STOCK. The term "Company Stock" means common stock of the Company.

     1.4 CONTINUOUS SERVICE. (a) The term "Continuous Service" means service prior to retirement or termination of employment calculated from the Participant's last hiring date in accordance with the provisions in this Section 1.4, including service with Interlake, Inc. which was credited under the Acme Steel Company Salaried Employees Retirement Savings Plan and including service with Cold Metal Products Eastern, Inc., The Stanley Works and A. J. Gerrard and Company, Acme Packaging Corporation, Acme Steel Company and with any other predecessor employer designated by the Committee. After a break in Continuous Service, Continuous Service shall be calculated from the date of reemployment following the last unremoved break in Continuous Service.

     (b) A Participant shall not be denied credit for time lost which does not constitute a break in service.

     (c) Continuous Service shall be broken if a Participant (1) quits, is discharged, or his employment is terminated for any other reason; provided, however, that any Participant transferred from Acme Steel Company to Acme Packaging Corporation effective January 1, 1992, or to the Company effective June 1, 1992, pursuant to the reorganization of Acme Steel Company, shall not be deemed to have terminated his employment for purposes of this Plan; (2) is absent due to layoff which continues for more than two years; or (3) is absent due to authorized leave which continues for more than two years or leave granted by reason of non-compensable disability which continues for more than two years or leave due to compensable disability incurred during the course of employment which continues for more than 30 days after final payment of statutory compensation for such disability or after the end of the period used in calculating a lump sum payment; provided, however, that Continuous Service shall not be broken by absence of an Employee who enters the U.S. armed forces or merchant marine for active duty having reemployment rights under the law with which he complies and is reemployed or if such break does not exceed five one-year periods of severance from service. In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service. Absence for maternity or paternity reasons means an absence by reason of (1) pregnancy of the Employee,
(2) the birth of a child of the Employee, (3) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (4) the Employee's caring for such child for a period beginning immediately following such birth or placement.

     (d) In the event that a Participant incurs a break in service causing a portion of his account to be forfeited and such Participant is reemployed by the Company within one year after such break in service, the Company shall repay the amount previously forfeited, which shall be credited to his account as of the end of the calendar quarter in which he is reemployed.

     (e) A Participant who incurs a break in service shall lose his Continuous Service for the purpose of Section 8.3.

However, prior service will be restored when such former Participant is reemployed if he is reemployed (a) within one year of his break in service or
(b) at any time if he had at least one year of Continuous Service at the time his service was broken.

     (f) Continuous Service shall also include employment with a member of a controlled group of corporations of which the Company is a member or an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Internal Revenue Code and regulations issued thereunder. For purposes of this plan a "controlled group of corporations" shall mean a controlled group of corporations as defined in
Section 1563(a) of the Internal Revenue Code, determined without regard to
Section 1563(a)(4) and (e)(3)(C).

     1.5 EARNINGS. The term "Earnings" means wages, salary, commissions, overtime, incentive or bonus pay for services rendered to the Company, excluding
(a) any payments for supplemental sickness and accident benefits payable under a program benefiting salaried employees of the Company; (b) any payments by the Company (or debits) representing unused credits (or debits) under any program of flexible benefits utilizing an individual spending account for each Participant; provided, however, that amounts which a Participant elects to have credited to his account under a plan meeting the requirements of Section 125 of the internal Revenue Code shall not be excluded from the definition of Earnings of the Participant but shall be treated as Earnings for purposes of this Plan; (c) contributions by the Company to any public or private employee pension plan, profit sharing plan or employee stock ownership plan made on behalf of a Participant; provided, however, that qualified elective contributions under the Acme Metals Incorporated Salaried Employees Retirement Savings Plan shall not be excluded from the definition of Earnings of a Participant but shall be treated as Earnings for purposes of this Plan; (d) any income or gain received by or imputed to a Participant in respect of a stock option (or the receipt or sale of stock acquired pursuant thereto) or of a stock appreciation right, a stock award, or restricted stock purchase, or under any compensation plan unless such plan provides for payment in cash only, provided, however, that payments of awards in the form of common stock or other securities of the Company under the Company's Executive Incentive Compensation Plan shall not be excluded from the definition of Earnings of a Participant; (e) any amounts which the Company is prohibited by Section 415 of the Internal Revenue Code from contributing to a Participant's account; (f) severance payments or premium reimbursements by the Company; and (g) any other non-payroll income item received from the Company.

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Earnings of each Participant taken into account under the Plan shall not exceed the OBRA '93 Annual Compensation Limit. The OBRA '93 Annual Compensation Limit is $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Earnings are determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Internal Revenue Code shall mean the OBRA '93 Annual Compensation Limit set forth in this provision.

     If Earnings for any prior determination period are taken into account in determining a Participant's benefits accruing in the current Plan Year, the Earnings for that prior determination period are subject to the OBRA '93 Annual Compensation Limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 Annual Compensation Limit is $150,000.

     1.6 EMPLOYEE. The term "Employee" means any salaried person employed by the Company and any other person in a group designated by the Committee to be considered "Employees" under the Plan as provided in Section 10.1. The term "Employee" also includes employees who are also directors. The term "regular full-time Employee" means any Employee who regularly works a normal schedule of 40 hours per week. The term "part-time Employee" means any Employee who regularly works a normal schedule of less than 40 hours per week. The term "temporary Employee" means any Employee hired to work a normal schedule of 40 hours per week during a period of fixed or limited duration which does not exceed 12 months.

     1.7 HIGHLY COMPENSATED PARTICIPANT. The term "Highly Compensated Participant" means a Participant who during the Plan Year in question or the prior Plan Year (a) was an owner of 5% or more of the outstanding stock of the Company or stock possessing more than 5% of the voting power of the Company, or
(b) received compensation exceeding $75,000, or (c) received compensation exceeding $50,000 and was one of the 20% of the employees of the Company who received the highest compensation from the Company for the Plan Year, or (d) was an officer of the Company and received compensation exceeding $45,000 during the Plan Year, provided that the compensation amounts shall be adjusted from time to time in accordance with regulations of the Secretary of the Treasury relating to the maximum dollar limitation on additions to defined contribution plans under Section 415(d)(1) of the Internal Revenue Code. All other Participants are Nonhighly Compensated Participants.

     1.8 HOUR OF SERVICE. The term "Hour of Service" means each period of 60 minutes of employment with the Company for which (a) an Employee is directly or indirectly paid, or entitled to payment, for the performance of duties or for reasons other than the performance of duties or (b) back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Company. When required in determining eligibility, Hours of Service shall be credited to the Employee under (a) for the period on which the duties were performed and under (b) for the period or periods to which the award or agreement pertains rather than the period on which made, but an Hour of Service shall not be credited more than once with respect to the same 60-minute period or periods of employment. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Regulations of the Department of Labor.

     1.9 PARTICIPANT. The term "Participant" means an Employee who has satisfied the eligibility requirements set forth in Section 3.1 and is participating in the Plan.

     1.10 PLAN. The term "Plan" means this plan, the Acme Metals Incorporated Employee Stock Ownership Plan, as amended from time to time.

     1.11  PLAN YEAR.  The term "Plan Year" means a calendar year.

     1.12 TRUST AGREEMENT. The term "Trust Agreement" means the agreement between the Company and the Trustee setting forth the terms under which the Trustee holds and administers the Trust Fund.

     1.13 TRUSTEE. The term "Trustee" means the entity or person appointed by the Company to hold and administer the assets of the Plan pursuant to a trust agreement between the Company and the Trustee.

     1.14 TRUST FUND. The term "Trust Fund" means the assets of the Plan held in trust by the Trustee.

     1.15 YEAR OF SERVICE. The term "Year of Service" means any 12-month period during which an Employee completes at least 1,000 Hours of Service.

                                    ARTICLE 2

                            ADMINISTRATIVE COMMITTEE

     2.1 APPOINTMENT OF ADMINISTRATIVE COMMITTEE. The Plan shall be administered by an administrative committee consisting of not less than six persons nor more than 10 persons who shall be appointed by the Board of Directors of the Company. The Board shall have full power to determine the period during which any Committee member shall serve and in its discretion may remove any member of the Committee at any time without assigning any reason for such removal. The members of the Committee may be Participants. Any member of the Committee shall automatically cease to be a member of the Committee on termination of his employment. An officer of the Company shall certify to the Trustee the names of the members of the Committee and thereafter any change in its membership.

     2.2 QUORUM. The action of a majority of the members of the Committee at the time acting hereunder, and any instrument executed by a majority of such members of the Committee, shall be considered the action or instrument of the Committee. Action may be taken by the Committee at a meeting or in writing without a meeting.

     No member of the Committee, however, shall vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan.

     The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and of the name or names of its member or members so designated. The Trustee thereafter may accept and rely upon any document executed by such member or members as representing action by the Committee, until the Committee shall file with the Trustee a written revocation of such designation.

     2.3 POWERS AND DUTIES. The Committee shall be charged with the administration of the Plan and its duties shall include the interpretation of the provisions of the Plan, the adoption of any rules and regulations which may become necessary or desirable in the operation of the Plan, the determination of how and when benefits shall be paid, the keeping of individual accounts of each Participant in the Plan, the making of such determinations and the taking of such actions as are expressly authorized or directed in the Plan, and the taking of such other actions as may be required for the proper administration of the Plan in accordance with the terms hereof. The Committee shall cause the expenses of administration of the Plan and Trust Fund to be paid from the Trust Fund unless paid by the Company.

     The Plan shall be administered in accordance with the Employee Retirement Income Security Act of 1974, Public Law 93-406 ("ERISA"), the Tax Equity and Fiscal Responsibility Act of 1982, Public Law 97-248 ("TEFRA"), the Deficit Reduction Act of 1984, Public Law 98-369 ("DEFRA"), the Retirement Equity Act of 1984, Public Law 98-397 ("REA"), and the Tax Reform Act of 1986, Public Law 99-514 ("TRA"), and such other laws as may hereinafter be enacted, as all may be amended from time to time, and in conformity to regulations and rulings issued pursuant to such laws.

     Within the scope of authority conferred upon it by this Plan and consistent with the provisions of ERISA, the Committee shall make all decisions as to the facts bearing upon the right of any person to benefits and the application of any term of the Plan or any rule or regulation of the Committee to any case.

     The Committee may employ such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan. Such persons may be acting in a similar capacity for, or may be Employees of, the Company. To the extent permitted by ERISA, the Committee shall be entitled to rely upon and shall be fully protected in any action taken by it in good faith in reliance upon and in accordance with any opinions or reports furnished to it by any such accountant, counsel or other specialist.

     2.4 IMMUNITY OF COMMITTEE. To the extent permitted by ERISA, each member of the Committee, whether or not then in office, shall be held harmless and indemnified by the Company against all claims and liabilities and all expenses reasonably incurred or imposed upon him in connection with or resulting from any action, suit or proceeding, or settlement or compromise thereof approved by the Company, to which he may be made a party by reason of any action or alleged action, either of omission or commission, performed by him while acting as a member of the Committee, except in relation to matters as to which recovery shall be had against him by reason of a final adjudication in such action, suit or proceeding finding him guilty of willful misconduct or lack of good faith. Plan assets shall not be used as a source for any compensation paid to members of the Committee by reason of their service on the Committee. All reasonable expenses of the Committee properly and actually incurred shall be paid by the Company. Members shall not be required individually to furnish bonds or other security for faithful performance of their duties. The Company shall furnish bonding as required by ERISA.

     2.5 CLAIMS AND REVIEW PROCEDURES. If any difference shall arise between the Company and any Participant who shall be an applicant for a benefit, or to whom an account balance may be distributable, as to such Participant's right to a benefit or the amount his distribution and agreement cannot be reached between the Company and the Participant, the Participant or his authorized representative shall file a claim for a distribution in the manner and on the forms provided by the Committee. The Committee shall decide on the merits of such claim within 60 days after receipt of the claim. The Participant and his authorized representative, if any, shall be notified in writing of a favorable decision. If a claim is wholly or partially denied, notice of the decision shall be furnished within 60 days after receipt of the claim by the Committee. Such notice shall be written in a manner calculated to be understood by the claimant and shall include:

          (a) the specific reason or reasons for the denial;

          (b) specific reference to pertinent Plan provisions on which the denial is based;

          (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (d) an explanation of the Plan's claim review procedure.

If notice of denial of a claim is not furnished within the 60 days referred to above after receipt of the claim by the Committee and the claim has not been granted, the claim shall be deemed denied for purposes of proceeding to review as described herein. A claimant whose claim for benefits is denied in whole or in part or his authorized representative may:

          (a) request a review upon written application to the Committee within 60 days after receipt by the claimant of written notice of the denial of his claim or within 120 days of receipt of his claim by the Committee if there is no notice of denial;

          (b) review pertinent documents in the Company's offices;

          (c) submit positions on issues and comments in writing;

          (d) in the Committee's discretion, make an oral presentation before the Committee.

The Committee shall promptly review each denial of a claim upon which an application for review is submitted. Such review shall be completed within 60 days after receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a timely request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

                                    ARTICLE 3

                                   ELIGIBILITY

     3.1 ELIGIBILITY. Each regular full-time Employee shall become eligible to participate in the Plan on the January 1, April 1, July 1, or October 1 coinciding with or next following the date on which he completes three months of Continuous Service with the Company following his most recent date of hire. For the purpose of calculating three months of Continuous Service with the Company, an Employee's continuous employment with any predecessor employer designated by the Committee shall be included.

     Each part-time or temporary Employee shall become eligible to participate in the Plan on the January 1, April 1, July 1, or October 1 coinciding with or next following the date on which he completes a Year of Service with the Company following his most recent date of hire. For the purpose of calculating a Year of Service in the preceding sentence, each

Employee's continuous employment with any other predecessor employer designated by the Committee shall be included.

     Notwithstanding any other provisions in this Section 3.1, if any former Participant in the Plan is reemployed, he shall be eligible to participate in the Plan as of the April 1, July 1, October 1 or January 1 coinciding with or next following the reemployment date.

     3.2 RIGHTS OF SPOUSE. On the death of a Participant, the full value of any benefits available under the Plan shall be distributed to the Participant's surviving spouse in accordance with Section 8.4 or, if the Participant is not survived by a spouse, to the beneficiary or beneficiaries as the Participant shall have designated on forms provided by and filed with the Committee. Notwithstanding the foregoing sentence, a Participant may elect to designate another person or persons as beneficiary if the Participant's spouse consents in writing. In such written consent, the spouse shall acknowledge the effect of the election. The spouse's signature on the consent must be witnessed by a notary public or a representative of the Committee. The Committee may accept designation of a non-spouse beneficiary without such consent if the Participant establishes to the Committee's satisfaction that there is no spouse or the spouse cannot be located. A consent shall be valid only as to the spouse who signed the consent. Another written consent as specified above is required for each subsequent change of beneficiary.

     3.3 CERTIFICATION OF PARTICIPATION AND COMPENSATION TO COMMITTEE. The Company, within a reasonable time after the last day of each calendar quarter, shall certify to the Committee (a) the names of all Participants as of such last day, (b) the Earnings (as defined in Section 1.5) of each Participant for such quarter, and (c) the amount of the Company's contribution for the quarter with respect to such Participants as provided in Section 4.1 hereof.

     3.4 DETERMINATION OF ELIGIBILITY. The Committee shall determine the eligibility of each Employee for participation in the Plan. Subject to Section 2.5, such determination shall be conclusive and binding upon all persons.

     The Company shall notify the Committee of the reemployment of any Participant as an Employee within 10 days following the date thereof. Upon receipt of such notice of reemployment the Committee shall notify the Trustee and any remaining balances shall not be distributed unless the Participant shall make an election as hereinafter provided.

     3.5 LOSS OF PARTICIPATION ELIGIBILITY WITH CONTINUED EMPLOYMENT. If a Participant ceases to be an Employee as defined in Section 1.6, but continues in the employ of the Company or a member of the controlled group of corporations or businesses of which the Company is a member, his participation in the Plan shall continue to the end of the quarter but thereafter shall be suspended. During the period of any such suspension, no contributions shall be made thereto on his behalf. The account balance of any such Participant shall be held in trust until withdrawn or distributable on account of retirement, disability, death or termination of employment. In the event any such Participant shall again become an Employee as defined in Section 1.6, the suspension shall immediately cease.

                                    ARTICLE 4

                              COMPANY CONTRIBUTIONS

     4.1 FORMULA. For each quarter the Company shall contribute to the Trust Fund an amount equal to three and one-half percent (3-1/2%) of each Participant's Earnings (as such term is defined in Section 1.5) during such quarter on behalf of each Participant who is eligible as of the last day of the quarter and who was actively employed throughout such quarter. The Company shall contribute to the Trust Fund a pro rata amount based on the period of employment during any quarter on behalf of a Participant whose eligibility continues to the end of the quarter in accordance with Section 3.5. Contri-butions under this paragraph shall be considered to have been made under a money purchase pension plan.

     The Company shall be permitted to make such additional contributions as may be required under Section 6.4 to make principal and interest payments on exempt loans. Such additional contributions shall be considered to have been made under a stock bonus plan within the meaning of Income Tax Regulations Section 1.401-1(a) and (b) and shall be accounted for separately from contributions made under the preceding paragraph.

     4.2 FORM OF COMPANY CONTRIBUTIONS. The Company's contributions hereunder may be in the form of cash or Company Stock. The Plan is intended primarily to hold Company Stock. However, the Company shall make cash contributions in amounts sufficient to allow the Trustee to pay principal and interest due on any loan made to the Trustee to finance the purchase of Company Stock. The value of Company Stock contributed under the provisions of this Section 4.2 shall be its fair market value at the time it is contributed, as determined by the Committee.

     4.3 DETERMINATION OF CONTRIBUTION. The Company shall determine and certify to the Committee the amount of any contribution made by it under the terms of this Plan and such determination shall be binding on all Participants, the Committee, and the Company.

     4.4 PAYMENT OF CONTRIBUTIONS. The contribution for each quarter shall be paid to the Trustee within 60 days after the close of each quarter.

     4.5 NON-REVERSION. In no event shall the principal or income of the Trust Fund be paid to or revert to the Company, or be used for any purpose whatsoever other than for the exclusive benefit of the Participants or their beneficiaries, except as provided in this Section 4.5. Contributions under the Plan are conditioned on initial qualification of the Plan under Section 401(a) and related sections of the Internal Revenue Code. If the Internal Revenue Service issues an adverse determination letter with respect to its initial qualification, the Trustee shall, at the request of the Committee, return to the Company the amount of such contribution (adjusted for earnings or losses) within one calendar year after the date that qualification of the Plan is denied, provided that the application for the determination letter is made to the Internal Revenue Service by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted, or such later date as may be permitted by law.

     Contributions under the Plan are conditioned upon the deductibility of the contributions under Section 404 of the Internal Revenue Code. If a deduction is disallowed, the Trustee shall, at the request of the Committee, return the contributions to the Company within one year after the date the deduction is disallowed. The amount returned shall not include any earnings or be adjusted for losses.

     If a contribution or any portion thereof is made by the Company by a mistake of fact, the Trustee shall, at the request of the Committee, return the contribution within one year after the date of payment to the Trustee. The amount returned shall not include any earnings or be adjusted for losses.

     4.6 NO CONTRIBUTIONS BY PARTICIPANTS. Participants shall not be required or permitted to make contributions to the Plan.

                                    ARTICLE 5

                               INVESTMENT OF FUNDS

     5.1 IN GENERAL. The Trust Fund will be invested primarily in Company Stock. The Trustee may acquire and hold assets other than Company Stock, provided that the Trust Fund is at all times invested primarily in Company Stock. Other assets held by the Trustee may consist of bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, preferred or common stocks, real estate or interests therein, certificates of deposit, commercial paper, obligations of the United States Government or any agency or instrumentality thereof or in any other property, real or personal, as the Trustee may acquire. The Trustee shall make investments of assets of the Trust Fund only as directed by the Committee except for those funds over which the Trustee is authorized to use its investment discretion as provided in Section 1.3. The Committee shall have the duty of diversification over the portion of the Trust Fund which it directs. The Trustee shall vote securities having voting rights, including Company Stock, in the manner provided in the Trust Agreement. The Trustee in its own discretion may invest funds awaiting permanent investment in short-term obligations of the United States, trust and participation certificates, beneficial interests in any trust, and such other short-term obligations as the Trustee deems to be appropriate for such interim investment purposes.

     Further, the Trustee may in its own discretion also invest such funds in deposits bearing a reasonable rate of interests in the banking department of the Trustee or in any other bank or similar financial institution acting as a fiduciary with respect to Trust assets. The Trustee may in its own discretion also retain any portion of such funds in cash without liability for interest and may deposit cash in any depository, including the banking department of the Trustee, or in any other banking or similar financial institution acting as a fiduciary with respect to Trust assets.

     In addition the Trustee is specifically authorized to deposit any part or all of the money and property of the Trust with Harris Trust and Savings Bank, Chicago, Illinois, as trustee of Harris Trust and Savings Bank Trust for Collective Investment of Employee Benefit Accounts, restated by Declaration of Trust effective November 30, 1983, and as amended, to be held and administered by said Trustee pursuant to all the terms and conditions of such Declaration of Trust which is hereby incorporated by reference and made a part hereof.

     5.2 PURCHASES OF COMPANY STOCK. The Trustee, upon direction of the Committee, may purchase Company Stock from any shareholder of the Company or from the Company itself. Purchases of Company Stock shall be made by the Trustee at prices which do not exceed fair market value. The Committee's determination of the fair market value of Company Stock shall be conclusive and binding on the Trustee. In determining fair market value the Committee shall be permitted to take into account the price of Company Stock quoted on the NASDAQ system or the system of any other national securities association or the price reported on any national securities exchange on which Company Stock may be listed. If the seller is the Company or any party in interest as defined in Section 3(l4) of ERISA, 29 U.S.C. 1002(14), the purchase price paid for Company Stock shall not be more than adequate consideration and no commission shall be paid. Shares of Company Stock shall be voted on matters submitted to shareholders in the manner provided in the Trust Agreement.

     5.3 SUSPENSE ACCOUNT. The Committee shall have the power to direct the Trustee to borrow funds in order to purchase Company Stock through a loan or loans which meet the requirements of Article 6 below. The Trustee shall create a suspense account for the purpose of holding Company Stock purchased with the proceeds of any such loan. In the event there is more than one outstanding loan, the Committee shall determine the proper priority of payments with respect to such loans. Company Stock in the suspense account shall be released and allocated to other accounts upon payment of principal and interest on the loan as provided in Section 6.2.
     5.4 SALES OF COMPANY STOCK. The Committee shall have the power to direct the Trustee to sell shares of Company Stock held in the Trust Fund. The purchaser of such shares of Company Stock may be the Company. If the purchaser is the Company or any party in interest as defined in Section 3(14) of ERISA, 29 U.S.C. Section 1002(14), the sale price shall not be less than adequate consideration and no commission shall be paid.

                                    ARTICLE 6

                                      LOANS

     6.1 GENERAL REQUIREMENTS. The Trustee shall have the power upon direction of the Committee to enter in loan agreements and to obtain loans from any source, including the Company. Any loan which is obtained from or guaranteed by the Company or any other disqualified person within the meaning of Section 4975(e)(2) of the Internal Revenue Code shall meet the requirements for exempt loans under Section 6.2 below and the proceeds of the loan shall be applied in accordance with Section 6.3 below.

     6.2 REQUIREMENTS FOR AN EXEMPT LOAN. Any exempt loan to the Trustee must be made primarily for the benefit of Participants and beneficiaries of the Plan and must bear a reasonable rate of interest. Any collateral given by the Plan to the Company or any other disqualified person within the meaning of Section 4975(e)(2) of the Internal Revenue Code shall consist only of shares of Company Stock which are acquired with the proceeds of the loan or which were used as collateral for a prior exempt loan which was repaid by the proceeds of the loan. The exempt loan must be without recourse against the Trust Fund and no person entitled to payment under the loan shall have any right to assets of the Trust Fund other than loan collateral, contributions made to the Plan to meet loan obligations, and earnings attributable to the loan collateral and to investment of the contributions made to meet loan obligations.

     Payments of principal and interest on an exempt loan shall be made by the Trustee from contributions made by the Company to meet loan obligations, earnings from investment of any such contributions, and earnings from Company Stock pledged as loan collateral. Payments made on the loan shall not exceed such amounts. Contributions to the Plan and such earnings must be accounted for separately until the exempt loan is repaid.

     The number of future years remaining until maturity of an exempt loan must always be definitely ascertainable. The duration of the loan must be determined without regard to any possible extension or renewal of the loan.

     The terms and conditions of any exempt loan shall satisfy the provisions of Income Tax Regulations Section 54.4975-7 at all times.

     6.3 PROCEEDS OF EXEMPT LOANS. The proceeds of an exempt loan must be used within a reasonable time after the loan is obtained to purchase Company Stock or to repay the exempt loan or any prior exempt loan. Company Stock acquired with exempt loan proceeds may not be subject to a put, call, or other option or to a buy-sell or similar arrangement while held by the Trustee or when distributed, regardless of whether the plan is an employee stock ownership plan at the time of distribution. Any shares of Company Stock held as collateral for an exempt loan shall be held in a suspense account until released upon payment of the loan. An exempt loan must provide for release of pledged shares of Company Stock according to a fraction in which the numerator is the sum of the principal and interest payments on the loan for a Plan Year and the denominator is the sum of principal and interest payments expected to be paid during the current Plan Year and all future years of the loan. If the interest rate on the exempt loan is variable, the rate to be used in determining the amount of expected future payments on the loan is the rate in effect at the end of the current Plan Year.

     Notwithstanding the previous paragraph, an exempt loan may provide for release of shares of Company Stock pledged as security on the loan on the basis solely of principal payments, provided that the following three conditions are met: (a) the loan must provide for annual payments of principal and interest at a cumulative rate not less rapid than level annual payments over a period of 10 years; (b) any interest included on the payment shall be disregarded only to the extent that it would be considered interest under standard amortization tables; and (c) this alternative method of calculation shall not be available if by reason of renewal, extension or refinancing the sum of the expired duration of the exempt loan, the renewal period, the extension period and the duration of a new exempt loan exceeds 10 years. If the foregoing provisions of this paragraph are met, the number of shares of Company Stock to be released during the Plan Year shall be equal to the number of pledged shares multiplied by a fraction in which the numerator is the amount of principal paid on the exempt loan during the Plan Year and the denominator is the sum of the principal payments expected to be made in the current year and in all future years of the loan.

     Shares of Company Stock which are released as collateral from the suspense account shall be allocated to Participants' accounts in the manner provided in
Section 7.2.

     6.4 ADDITIONAL COMPANY CONTRIBUTIONS. If required by the terms of any exempt loan, the Company shall make contributions sufficient to provide for payment of principal and interest on the exempt loan as payment becomes due, provided that such additional contributions shall not cause the limitations on maximum additions to contributions set forth in Section 7.8 to be exceeded. If the Company is unable to make contributions sufficient to pay principal and interest on an exempt loan as due without exceeding the limitations, the Company may make a loan to the Plan sufficient for such purpose, provided that the loan qualifies as an exempt loan under the provisions of this Article 6.

                                    ARTICLE 7

                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

     7.1 PARTICIPANTS' ACCOUNTS. The Committee shall maintain an account for each Participant which shall consist of a Participant's Company Stock account, a Participant's other assets account and such other account or accounts as the Committee shall determine. As of the last day of each quarter the Committee shall cause allocations to be made in accordance with this Article 7 to the account of each Participant who is eligible as of the last day of the quarter and who was actively employed throughout the quarter.

     7.2 ALLOCATION OF COMPANY STOCK. Shares of Company Stock received by the Trustee as Company contributions with respect to the quarter or purchased by the Trustee with Company cash contributions for the quarter and shares of Company Stock released from the suspense account during the quarter as a result of payments of principal and interest on an exempt loan made from Company contributions for the quarter shall be allocated among the accounts of Participants entitled to share in the allocation in proportion to their relative Earnings during the quarter.

     7.3 ALLOCATION OF OTHER ASSETS. Company cash contributions which are not used in a quarter to pay the principal or interest of an exempt loan and which are not applied in the quarter to purchase shares of Company Stock shall be allocated among the other assets accounts of Participants entitled to share in the allocation in proportion to their relative earnings during the quarter.

     7.4 ALLOCATION OF FORFEITURES. Any portion of an account which a Participant is not entitled to receive under Section 8.3 below shall be allocated as a forfeiture to remaining Participants' Company Stock accounts or other assets accounts, as the case may be depending on the nature of the accounts from which amounts are forfeited, according to Participants' relative Earnings for the quarter and shall reduce Company contributions for that quarter. The other assets account portion of a Participant's account shall be forfeited before any portion of his Company Stock account is forfeited.

     7.5 ALLOCATION OF DIVIDENDS ON COMPANY STOCK. Cash and stock dividends on Company Stock held in Participants' Company Stock accounts shall be allocated to Participants' Company Stock accounts or other assets accounts, as the case may be, when received by the Trustee in proportion to the relative holdings of Company Stock in Participants' Company Stock accounts on the dividend record date. Upon direction of the Committee the Trustee shall distribute to Participants all or any portion of cash dividends on Company Stock which would otherwise be allocated to Participants' other assets accounts. Such distribution must be made not later than 90 days after the end of the Plan Year in which the dividends are paid. Alternatively, the Committee may direct that the Trustee make payments of principal and interest on an exempt loan with cash dividends which would otherwise be allocated to Participants' other assets accounts. In such event the dividends shall not be allocated to Participants' other assets accounts but shall be applied to pay the principal and interest on an exempt loan, provided that the Trustee shall be required to allocate to each Participant's Company Stock account for the Plan Year in which the dividends are paid Company Stock having a fair market value which is at least as great as the dividends applied to pay principal and interest on the exempt loan. Any
Company Stock released from the suspense account as a result of payment of principal and interest on an exempt loan with cash dividends on Company Stock held in Participants' Company Stock accounts shall be allocated to Participants' Company Stock accounts in proportion to their relative holdings of Company
Stock on the dividend record date.

     Cash dividends on Company Stock held in the suspense account shall be applied by the Trustee upon direction of the Committee to pay principal and interest on an exempt loan or they may be distributed to Participants or allocated to Participants' other assets accounts in proportion to the ratio which each Participant's holdings of Company Stock in his Company Stock account on the dividend record date bears to the holdings of Company Stock in the Company Stock accounts of all Participants on that date.

     Stock dividends on Company Stock held in the suspense account shall be allocated to Participants' Company Stock accounts in proportion to the ratio which each Participant's holdings of Company Stock in his Company Stock account on the dividend record date bears to the holdings of Company Stock in the Company Stock accounts of all Participants on that date. Alternatively, the Committee may direct that the Trustee sell the shares of Company Stock received as stock dividends on Company Stock in the suspense account and apply the proceeds to pay principal and interest on an exempt loan, in which case any Company Stock released as a result of such payments shall be allocated to the Company Stock accounts of Participants in the manner provided in the preceding sentence.

     7.6 ALLOCATION OF INCREASE OR DECREASE IN NET WORTH OF TRUST ASSETS. As of the last day of each calendar quarter, the Committee shall determine the increase or decrease in the net worth of assets of the Trust Fund other than shares of Company Stock held in Participants' Company Stock accounts and the suspense account. In determining such net worth, there shall be deducted any contributions of the Company received by the Trustee since the end of the prior quarter.

     The Committee, after determining the increase or decrease in the net worth of the Trust Fund and before allocating Company contributions and forfeitures, shall allocate to the other assets account of each Participant his share of such increase or decrease for the quarter in proportion to the ratio of the balance in his other assets account as of the last day of the quarter to the total of the balances of all Participants' other assets accounts as of that date.

     7.7 DIVERSIFICATION OF CERTAIN PARTICIPANTS' ACCOUNTS. Any Participant who has attained age 55 and has participated in the Plan for at least 10 years shall be permitted to elect to diversify the investment of a portion of his account by filing a written election to such effect with the Committee. The first such election may be made at any time prior to the 90th day following the end of the Plan Year following the Plan Year in which the Participant first satisfied the age and participation requirements. The portion of the Participant's account to which the election applies shall be up to 25% of the value of Participant's account as of the end of the quarter in which such election is received by the Committee. The Participant shall be permitted to make a similar election prior to the 90th day following the end of the succeeding four Plan Years. Any such election shall be effective for up to 25% of the value of the Participant's account as of the end of the quarter in which the election is received by the Committee, to the extent that such value exceeds the amount subject to a prior election, except that in the fifth Plan Year in which the election is permitted, the election may be made for up to 50% of the value of the Participant's account as of the end of the quarter in which the election is received. Notwithstanding anything to the contrary in this Section 7.7, any Participant who is an "officer or director" as those terms are defined under
Section 16 of the Securities Exchange Act of 1934 and desires to elect to diversify the investment of a portion of his account shall make such election during the 10-day period falling within the first 90 days of the Plan Year for which diversification is elected, which period begins on the third business day following the date of release for publication by the Company of quarterly summary statements of sales and earnings and ends on the 12th business day following such date.

     The Committee upon receipt of the Participant's election shall make available no fewer than three investment funds in which the Participant may direct that the specified portion of his account be invested. The Committee shall adopt reasonable rules and procedures for election of diversification options under this Section 7.7 and shall inform the Participant as to the nature of the investment options and the procedures for making the elections. These rules and procedures and the investment funds available to the Participant shall conform to the requirements of Section 401(a)(28) of the Internal Revenue

Code, Section 16 of the Securities Exchange Act of 1934 and regulations thereunder.

     7.8 LIMITATIONS ON ANNUAL ADDITIONS. Notwithstanding any other provisions in the Plan, the sum of the annual additions to a Participant's account in any form for a calendar year shall not exceed the lesser of (a) $30,000 (or, if greater, one quarter of the dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code) or (b) 25% of the compensation received by the Participant from the Company within such year, provided that, in any Plan Year in which not more than one-third of the Company's contribution is allocated to the accounts of Highly Compensated Participants, the limitation in
(a) above shall be equal to the sum of the amount described in (a) above plus the lesser of (i) such amount or (ii) the sum of the value of Company Stock contributed by the Company on behalf of the Participant for the Plan Year, the amount of cash contributed by the Company for the Plan Year which is applied by the Trustee to purchase Company Stock which is allocated to the Participant's account, and the amount of cash contributed by the Company for the Plan Year which is applied by the Trustee to pay principal and interest on an exempt loan, resulting in the release of Company Stock held in the suspense account which is allocated to the Participant's account. "Annual additions" means the sum of the following: Company contributions made on the Participant's behalf and forfeitures allocated to the

Participant's account, provided that, in any Plan Year in which not more than one-third of the Company's contribution is allocated to the accounts of Highly Compensated Participants, annual additions shall not be considered to include forfeitures of Company Stock purchased with the proceeds of exempt loans and contributions to the Plan on behalf of Participants which are used to pay interest on exempt loans. Annual additions shall also include any amounts allocated to a separate account under a pension or annuity plan if the purpose of such account is to provide medical benefits after retirement for the Participant, his spouse or dependents, provided that the amounts allocated to any such accounts shall not be taken into account in determining whether annual additions exceed 25% of a Participant's compensation for a Plan Year. "Compensation" for the purpose of this Section 7.8 means salary and other amounts paid for services rendered which a Participant receives during a calendar year, but not contributions made for a Participant under any employee benefit plan including this Plan, deferred compensation, stock options, and other distributions subject to special tax benefit.

     If the annual additions to a Participant's account will exceed the limitation imposed above in this Section 7.8, such additions shall be reduced to the extent necessary to bring them within the limitation by making reductions in the

Participant's allocable share of Company contributions and forfeitures.

     If a Participant is also participating in any other defined contribution plans (as defined in ERISA) maintained by the Company, the annual additions made on behalf of the Participant under any such other plans shall be aggregated with the annual additions under this Plan and such aggregate amount shall not exceed the limitation set forth above in this Section 7.8. If reduction is required, the Participant's contributions under other plans shall be returned to him and, if that is not sufficient (or there were no such contributions), the reduction shall be accomplished as described in the preceding paragraph.

     If a Participant is also participating in one or more defined benefit plans (as defined in ERISA) maintained by the Company, then for any calendar year the sum of the defined benefit plan fraction and the defined contribution plan fraction shall not exceed one. Such fractions are defined in the following paragraph. If the sum of the fractions indicates that a reduction in annual additions to a Participant's account is required, such reduction shall be accomplished as provided above in this Section.

     The "defined benefit plan fraction" means a fraction in which (a) the numerator is the total projected annual benefit of the Participant under all defined benefit plans maintained by the Company and (b) the denominator is the lesser of (i)

1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code for such year or (ii) 1.4 multiplied by 100% of the Participant's average compensation for his high three years. Both numerator and denominator are determined as of the close of the pertinent calendar year. The numerator is determined using the assumptions that the Participant will continue employment until normal retirement age according to the Plan and that his compensation and all other relevant factors used to determine benefits remain constant as they are for the current year. The total projected annual benefit used in the numerator shall be adjusted for the age at which benefit payments commence in accordance with Section 415(b)(2)(C), (D), and (E) of the Internal Revenue Code. For purposes of applying the limitation test, annual benefits in forms other than a straight life annuity shall be actuarially adjusted to the equivalent of such annuity.

     The "defined contribution plan fraction" means a fraction in which (c) the numerator is the sum of the annual additions to the Participant's account under all defined contribution plans maintained by the Company as of the close of the year, and (d) the denominator is the sum of the lesser of (i) or (ii) (set forth below) determined for the year and for each prior Year of Service with the Company where (i) is 1.25 multiplied by the dollar limitation in effect under
Section 415(c)(l)(A) of the Internal Revenue Code for such year

(disregarding subsection (c)(6) thereof) and (ii) is the product of 1.4 multiplied by 25% of the Participant's compensation for the year (as determined in accordance with Section 415(c)(1)(B) of the Internal Revenue Code).

     7.9 TOP-HEAVY PROVISIONS. In the event this Plan becomes "top-heavy" within the meaning of Section 416(g) of the Internal Revenue Code, the following provisions with respect to vesting, minimum benefits, and limitations on includable compensation shall take effect and remain in effect during such time as the Plan is top-heavy:

     VESTING: The following table of percentages shall be substituted for the percentages in Section 8.3 of the Plan:

                                                  The Nonforfeitable
     Years of Service                               Percentage is
     ----------------                             ------------------

          1                                              20
          2                                              40
          3                                              60
          4                                              80
          5 or more                                     100


     MINIMUM BENEFITS: The Company shall contribute annually for each Participant who is a non-key employee (within the meaning of Section 416(i)(1) and (2) of the Internal Revenue Code) an amount which is not less than 3% of such Participant's compensation (within the meaning of Section 415 of the Internal Revenue Code). Notwithstanding the foregoing sentence, the percentage referred to therein shall not exceed the percentage at which contributions are made (or required to be made) under the Plan for the key employee within the meaning of Section 416 of the Internal Revenue Code for whom such percentage is the highest for the year. Such highest percentage shall be determined for each key employee by dividing the contributions for such key employee by that portion of his total compensation for the year which is not more than the OBRA '93 Annual Compensation Limit. For purposes of this paragraph, all defined contribution plans required to be included in an "aggregation group" pursuant to Section 416(g)(a)(A)(i) of the Internal Revenue Code shall be treated as one plan. This paragraph shall not apply to any plan required to be included in an aggregation group if such plan enables a defined benefit plan required to be included in such group to meet the non-discrimination requirements of Section 401(a)(4) or the participation requirements of Section 410 of the Internal Revenue Code. Any Company contribution attributable to a salary reduction plan or similar arrangement shall not be taken into account for purposes of Section 416(c)(2) of the Internal Revenue Code.

     ADJUSTMENT OF SECTION 415 LIMITATIONS: While this Plan is top-heavy, the factor of 1.0 shall be substituted for 1.25 for purposes of computing denominators of the fractions pursuant to Section 415(e) of the Internal Revenue Code. Such substitution shall not be made if the Plan provides minimum contributions in the amount of 4% of each Participant's compensation and if the Plan would not be top-heavy if 90% were substituted for 60% in the tests for top-heaviness set forth in Section 416(g). Further, the substitution of 1.0 for 1.25 shall be suspended with respect to any Participant so long as there are no Company contributions or forfeitures allocated to him. If the substitution applies, the dollar amount in the numerator of the "transition fraction" pursuant to Section 415(e)(6) shall be changed from $51,875 to $41,500.

     IN GENERAL: The Committee shall comply with regulations issued to prevent inappropriate omissions or avoid duplication of minimum benefits or contributions in instances where the Company has two or more plans subject to consideration. For purposes of determining the amount of the account of any Participant, such amount shall be increased by the aggregate distributions made with respect to such Participant under the Plan during the 5-year period ending on the determination date.

     The term "determination date" means with respect to any Plan Year the last day of the preceding Plan Year.

                                    ARTICLE 8

                                    BENEFITS

     8.1 NORMAL DISTRIBUTION. A Participant shall be entitled to receive without forfeiture the then undistributed account balances in his Company Stock account and his other assets account adjusted to the last day of the calendar quarter coinciding with or next following the date on which (a) he retires on or after age 60, (b) becomes permanently and totally disabled (as determined by the Committee) or (c) his employment is terminated by the Company unless such termination is for cause. The term "for cause" as used in this Plan means any of the following:

          (i)  conviction of a felony;

         (ii)  gross negligence in performance of duties; or

        (iii) knowingly engaging in wrongful misconduct which results in substantial damage to the Company.

     8.2 DISTRIBUTION UPON DEATH. Upon the death of a Participant prior to final distribution of any amount remaining to his credit, the full value of such amount shall be distributed to the Participant's surviving spouse or if there is no surviving spouse, to any beneficiary or beneficiaries designated in accordance with Section 3.2. In the absence of a valid designation of beneficiary, any benefits payable upon death shall be distributed by the Trustee to the estate of the Participant.

     8.3 DISTRIBUTION UPON TERMINATION OF EMPLOYMENT. A Participant who terminates employment for reasons other than (a) retirement at or after age 60,
(b) total and permanent disability, or (c) termination by the Company (unless such termination is for cause) shall be entitled to receive a percentage of his account based upon his completed years of Continuous Service, as defined in
Section 1.4, in accordance with the following vesting schedule:

     Years of Continuous Service                       Applicable Percentage
     ---------------------------                       ---------------------
     Less than 1                                                  0%
          1                                                      20%
          2                                                      40%
          3                                                      60%
          4                                                      80%
          5 or more                                             100%

     8.4 PAYMENT OF BENEFITS. The benefits provided pursuant to Sections 8.1, 8.2, and 8.3 shall be distributed to each Participant or beneficiary in a lump sum. Such benefits may be distributed in cash or Company Stock, as the Participant shall elect. Distribution of the account balance to which a Participant or his beneficiary is entitled shall be accomplished no later than the 60th day after the close of the Plan Year in which the Participant retires, becomes permanently and totally disabled, or terminates his employment, unless the Participant requests a later date in a signed written statement submitted to the Committee.

     Notwithstanding any other provision of this Plan, the entire interest of a Participant shall be distributed in conformity to Sections 401(a)(9) and 409(o) of the Internal Revenue Code.

     As required by Section 401(a)(9) of the Code, distribution to a Participant must be made no later than April 1 in the calendar year following the calendar year in which the Participant attains age 70-1/2.

      As required by Section 409(o) of the Code, unless a Participant otherwise elects, distribution of the

Participant's account will be made not later than one year after the close of the Plan Year in which the Participant retires after attaining age 60, becomes permanently and totally disabled, or dies or not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant terminates employment, unless the Participant is reemployed by the Company within one year. For purposes of the preceding sentence, a Participant's account shall not be considered to include Company Stock which was acquired with proceeds of an exempt loan until the close of the Plan Year in which the exempt loan is repaid in full.

     8.5 DIRECT ROLLOVERS. (a) This Section 8.5 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 8.5, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     (b) An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code, and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (c) An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in
Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     (d) A Distributee includes a Participant or former Participant. In addition, the Participant's or former Participant's surviving spouse and the Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Internal Revenue Code, are

Distributees with regard to the interest of the spouse or former spouse.

     (e) A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     8.6 PAYMENT OF BENEFITS: INCOMPETENCY. In the event a Participant or beneficiary is declared an incompetent and a conservator or other person legally charged with his care is appointed, any benefits to which such Participant or beneficiary is entitled shall be payable to such conservator or other person legally charged with his care. When a Participant or beneficiary is unable to manage his affairs, but there has been no judicial determination of incompe-tency, the Committee shall make such disposition of his benefits as it shall deem to be in the best interests of the Participant or beneficiary, and the Trustee shall be directed by the Committee to make payments accordingly.

                                    ARTICLE 9

                       AMENDMENT, TRANSFER AND TERMINATION

     9.1 AMENDMENT. The Company shall have the right at any time, and from time to time, to amend, in whole or in part, any or all of the provisions of the Plan. Any amendment shall be made in writing and shall be approved by the Board of Directors of the Company and signed by one or more duly authorized officers of the Company. However, no such amendment shall authorize or permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries or permit any portion of the Trust Fund to revert to or become the property of the Company.

     The Company also shall have the right to make any amendment retroactively which is necessary to qualify the Plan as amended for tax exemption or to bring the Plan into conformity with the Internal Revenue Code and regulations thereunder. If any amendment is made which affects the vesting schedule of benefits under the Plan, or if such vesting schedule is changed by reason of the operation of the "top-heavy" provisions in Section 7.9 hereof, each Participant who has 5 or more Years of Service may elect, within a reasonable period after such an amendment or change, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted or the change becomes operative and shall end on the later of:

          (1) 60 days after adoption of the amendment or operation of the change,

          (2) 60 days after the amendment is effective or the change becomes operative, or

          (3) 60 days after the participant is issued written notice of the amendment or change by the Committee.

     However, no amendment may be made to the Plan unless in compliance with section 411(d)(6) of the Internal Revenue

Code, which generally prohibits any decrease in a Participant's account balance or elimination of an optional form of distribution.

     Notwithstanding anything in this Section 9.1 to the contrary, those portions of this Plan which constitute a formula that determines the amount, price and timing of grants or awards of equity securities of the Company to an Officer/Director Participant, may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, ERISA or the rules thereunder.

     No amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's written consent. Any such amendment shall become effective upon delivery to the Trustee of a written instrument authorized by the Board of Directors and executed by the Company and that Trustee.

     9.2 TRANSFER OF ASSETS. The Plan may not be merged or consolidated with, nor its assets or liabilities transferred to, another plan unless provisions are made so that each Participant or beneficiary would immediately thereafter be entitled to receive a benefit at least as great as the benefit he would have been entitled to receive from this Plan immediately beforehand, assuming for purposes of this test that this Plan had terminated immediately before and the successor plan had terminated immediately after the transaction in question.

     9.3 TERMINATION: DISCONTINUANCE OF CONTRIBUTIONS. The Company has the right pursuant to resolution of its Board of Directors to suspend its contribution hereunder for any period of time or to terminate this Plan. In such event the Company shall deliver to the Trustee and the Committee written notice of such suspension of contributions or termination.

     In the event of termination of the Plan the Company shall direct the Trustee with respect to providing for the expenses of the Plan and allocating assets in the manner prescribed by ERISA. Upon the termination or partial termination of the Plan or upon complete discontinuance of contributions hereunder by the Company, Participants' accounts shall be nonforfeitable.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

     10.1 COVERAGE OF EMPLOYEES OF SUBSIDIARIES AND NEWLY ACQUIRED FACILITIES. The Committee shall have the power to authorize participation in the Plan by any subsidiary corporation affiliated with the Company within the meaning of Section 1504 of the Internal Revenue Code. Subject to receipt of written authorization and approval from the Committee, any such subsidiary by resolution of its own Board of Directors may adopt the Plan. From and after the date as of which such subsidiary shall adopt the Plan, it shall be included within the meaning of the word "Company" for all purposes hereunder, except that the provisions of Article 2 (pertaining to the appointment of the Committee) and Article 9 (pertaining to amendments to or termination of the Plan) shall apply only to Acme Metals Incorporated unless expressly provided therein to the contrary.

     The Committee shall also have the power to designate groups of employees of any such subsidiary or newly acquired facility as "employees" within the meaning of Section 1.6 and to designate the periods of continuous service recognized under Sections 1.4 and 3.1 for employees of subsidiaries or newly acquired facilities who become covered by this Plan.

     Actions by the Committee pursuant to this Section 10.1 shall be taken on a non-discriminatory basis and shall be consistent with the requirements of Sections 401(a) and 410(b) of the Internal Revenue Code and regulations thereunder.

     10.2 PARTICIPANTS' RIGHTS, ACQUITTANCE. Neither the adoption of the Plan, nor any modification thereof, nor the creation of the Trust Fund or any account in connection with the Plan, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Company, or any officer or employee thereof or against the Committee or the Trustee, except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.

     10.3 SPENDTHRIFT CLAUSE. The benefits, payments, proceeds, claims or privileges of any Participant or his beneficiaries hereunder shall not be subject to attachment or garnishment or other legal process by any creditor of any such Participant or beneficiary, nor shall any such Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments or proceeds which he may expect to receive, contingently or otherwise, under this Plan, provided, however, that such restriction on alienation shall not apply in the case of a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code.

     10.4 DELEGATION OF AUTHORITY BY THE COMPANY. Whenever the Company under the terms of this Plan is permitted or required to do or perform any act, it shall be done or performed by an officer thereunto duly authorized by the Board of Directors of the Company.

     10.5 CONSTRUCTION. This Plan shall be construed according to the laws of the State of Illinois, and all provisions hereof shall be administered according to, and its validity shall be determined under, the laws of such state to the extent such laws are not preempted by ERISA.

     10.6 GENDER, NUMBER AND HEADINGS. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections of this Plan are inserted for convenience or reference and are not part of this Plan and are not to be considered in the construction hereof.

     10.7 LIMITATION OF LIABILITY AND EXHAUSTION OF REMEDIES. Except for willful misconduct or fraud and except as provided by ERISA, neither the Company, the Committee, nor the Trustee shall be subject to any liability in connection with this Plan. No proceeding for the purpose of obtaining a determination by a court with respect to any question affecting this Plan or any rights hereunder may be commenced unless such question has been presented in writing to the Committee, accompanied or supplemented by such supporting information as the Committee may reasonably require, and the Committee has had an opportunity to render a decision and, if requested, to conduct a full and fair review of such decision rendered, all in accordance with Section 2.5 hereof.

     In any action or proceeding involving Plan assets or any property constituting part or all thereof, or the administration thereof, employees or former employees of the Company or their beneficiaries or any other person having or claiming to have an interest in this Plan or in Plan assets shall not be necessary parties and shall not be entitled to any notice of process.

     Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in the Plan or the Trust Fund.

     IN WITNESS WHEREOF, Acme Metals Incorporated has caused this Plan to be executed by its duly authorized officers on this 28th day of December, 1994, to be effective as of November 1, 1994.

                                        ACME METALS INCORPORATED

                                        /s/ J. F. Williams
                                     By
                                        -------------------------------
                                        Vice President-Chief
                                        Financial Officer

ATTEST:

/s/ Roberta A. Glab
------------------------
Assistant Secretary